Exhibit 99.2

Senetek PLC Update on SEC Discussions

NAPA, Calif., March 29, 2004 / PRNewswire-FirstCall/ — Senetek PLC (Nasdaq: SNTK -News), www.senetekplc.com. As previously announced in February, in the course of responding to a document request in April 2003 as part of an unrelated Securities and Exchange Commission investigation focused on a firm not affiliated with Senetek, Senetek became aware of certain documents suggesting that during 2002, Senetek executives might have supplied non-public information to two securities analysts in an effort to correct draft research reports. As also previously announced, the Board of Directors of Senetek appointed a committee of independent directors which engaged outside securities counsel to conduct a full internal investigation and in June 2003 voluntarily reported the results of the investigation to the Commission staff conducting the unrelated investigation. Senetek today announced that the Commission staff has sent to the Company’s legal counsel a letter advising that the staff is considering recommending commencement of a proceeding alleging violations of Section 13(a) of the Securities Exchange Act of 1934 and Commission Regulation FD, and inviting the submission of a response. Senetek is engaged in discussions with the Commission staff regarding settlement of the matter. Senetek does not anticipate material financial exposure in connection with this matter.

Senetek PLC Investor Relations Contact:

1-707-226-3900, ext. 102

Email: Pknopick@eandecommunications.com

Safe Harbor Statement

This news release contains statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those that might imply an expectation of successful settlement discussions and the Company’s anticipation of no material financial exposure. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be implied by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2002 and will be described in the Company’s Annual Report on Form 10-K for the year 2003. However, the Company necessarily can give no assurance that it has identified all of the factors that may result in actual results materially differing from those that might be expressed or implied in any particular forward-looking statement, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.